EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Network-1 Security Solutions, Inc.

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1 (of which this consent is filed as Exhibit 23.1) and related Prospectus pertaining to Network-1 Security Solutions, Inc. and to the use therein of our report dated March 22, 2013 related to our audit of the financial statements of Network-1 Security Solutions, Inc. for the years ended December 31, 2012 and December 31, 2011.

/s/ Radin, Glass & Co., LLP Radin, Glass & Co., LLP New York, New York August 19, 2013